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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 16, 2001
                            ______________________


                     NORTHPOINT COMMUNICATIONS GROUP, INC.
                     -------------------------------------
              (Exact name of registrant as specified in charter)

      Delaware                  000-29828                  52-2147716
      ---------------------------------------------------------------
  (State of Incorporation)          (Commission              (IRS Employer
                                    File Number)           Identification No.)

            303 Second Street, South Tower, San Francisco, CA 94107
            -------------------------------------------------------
                   (Address of principal executive offices)


     Registrants' telephone numbers, including area codes: (415) 403-4003

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Item 3.     Bankruptcy or Receivership.

         On January 16, 2001, NorthPoint Communications Group, Inc., a Delaware corporation (the "Company"), announced that the Company and most of its subsidiaries filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court of the Northern District of California. Pursuant to the bankruptcy filing, the Company and its subsidiaries have remained in possession of their assets and properties, and their business and affairs will continue to be managed by their respective directors and officers, subject in each case to the supervision of the Bankruptcy Court. The Company issued a press release announcing the filing, a copy of which press release is attached. The press release addresses the Company's voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code and the Company's receipt of a commitment, subject to the satisfaction of certain conditions and court approval, for Debtor-In-Possession financing for up to $40 million to continue day-to-day operations.

Item 5.     Other Events.

            On January 5, 2001, and January 12, 2001, NorthPoint Communications, Inc. and NorthPoint Communications Group, Inc. executed amendments no. 5 and no. 6 to their existing credit agreement filed herewith as Exhibits 99.2 and 99.3.

            On January 9, 2001, Dino J. Vendetti resigned from the board of directors of NorthPoint Communications Group, Inc.

Item 7.     Exhibit.


  (c) Exhibit

*     99.1  Press Release, dated January 16, 2001.

*     99.2  Amendment No. 5 to Credit and Guaranty Agreement dated as of January
            5, 2001, among NorthPoint Communications, Inc., as Borrower, NorthPoint Communications Group, Inc., as Guarantor, certain subsidiaries of NorthPoint Communications, Inc., as Guarantors, Goldman Sachs Credit Partners, LP., as Lead Arranger and Syndication Agent, Canadian Imperial Bank of Commerce, as Administrative Agent, and CIT Lending Services Corporation (formerly known as Newcourt Commercial Finance Corporation, an affiliate of The CIT Group, Inc.), as Documentation Agent, and the various lenders party thereto.

*     99.3  Amendment No. 6 to Credit and Guaranty Agreement dated as of January
            12, 2001, among NorthPoint Communications, Inc., as Borrower, NorthPoint Communications Group, Inc., as Guarantor, certain subsidiaries of NorthPoint Communications, Inc., as Guarantors, Goldman Sachs Credit Partners, LP., as Lead Arranger and Syndication Agent, Canadian Imperial Bank of Commerce, as Administrative Agent, and CIT Lending Services Corporation (formerly known as Newcourt Commercial Finance Corporation, an affiliate of The CIT Group, Inc.), as Documentation Agent, and the various lenders party thereto.

___________________________

*     Filed herewith.
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                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.     Description
-----------     -----------

99.1         Press Release, dated January 16, 2001.

99.2 Amendment No. 5 to Credit and Guaranty Agreement dated as of January 5, 2001, among NorthPoint Communications, Inc., as Borrower, NorthPoint Communications Group, Inc., as Guarantor, certain subsidiaries of NorthPoint Communications, Inc., as Guarantors, Goldman Sachs Credit Partners, LP., as Lead Arranger and Syndication Agent, Canadian Imperial Bank of Commerce, as Administrative Agent, and CIT Lending Services Corporation (formerly known as Newcourt Commercial Finance Corporation, an affiliate of The CIT Group, Inc.), as Documentation Agent, and the various lenders party thereto.

99.3 Amendment No. 6 to Credit and Guaranty Agreement dated as of January 12, 2001, among NorthPoint Communications, Inc., as Borrower, NorthPoint Communications Group, Inc., as Guarantor, certain subsidiaries of NorthPoint Communications, Inc., as Guarantors, Goldman Sachs Credit Partners, LP., as Lead Arranger and Syndication Agent, Canadian Imperial Bank of Commerce, as Administrative Agent, and CIT Lending Services Corporation (formerly known as Newcourt Commercial Finance Corporation, an affiliate of The CIT Group, Inc.), as Documentation Agent, and the various lenders party thereto.
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                                SIGNATURES
                                ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


Dated: January 16, 2001         NORTHPOINT COMMUNICATIONS GROUP, INC.

                                By: /s/ Elizabeth A. Fetter
                                -----------------------------------
                                Elizabeth A. Fetter
                                Chief Executive Officer, President and Secretary